                                 EXHIBIT (23)-1

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72747, No. 333-58170 and No. 333-70953) of The
Banc Corporation of our report dated March 15, 2005, relating to the consolidated financial statements of The Banc Corporation and Subsidiaries as of December 31, 2004 and for the year then ended appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                                               /s/ Carr, Riggs & Ingram, LLC

Montgomery, Alabama
March 15, 2005